                                                                     EXHIBIT 4.2


                    SECOND AMENDMENT TO THE RIGHTS AGREEMENT

         Pursuant to Section 27 of the Rights Agreement between Bolder Technologies Corporation (the "Company") and American Stock Transfer & Trust Company, dated as of January 23, 1998 (the "Rights Agreement"), the Company hereby submits the following second amendment to the Rights Agreement:

         Section 1(c) of the Rights Agreement is hereby amended, effective as of January 23, 1998, by inserting the following as an additional final paragraph to such Section 1(c):

         "Notwithstanding anything to the contrary in this Agreement, no Person will be the "Beneficial Owner" of or to "beneficially own" any securities acquired through such Person's participation in a firm commitment underwriting (including securities acquired in stabilization transactions) pursuant to agreements with and between underwriters and selling group members, including, without limitation, underwriting agreements, agreements among underwriters and selected dealer agreements."

         This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF and intending to be legally bound, the parties have executed this Second Amendment on November 11, 1999, such Second Amendment to be effective as of January 23, 1998.


COMPANY:                                    RIGHTS AGENT:

BOLDER TECHNOLOGIES CORPORATION             AMERICAN STOCK TRANSFER & TRUST CO.

By:    /s/ Joseph F. Fojtasek               By:    /s/ Wilbert Myles
   -------------------------------------       --------------------------------

Name:  Joseph F. Fojtasek                   Name:  Wilbert Myles
     -----------------------------------         ------------------------------

Title: Vice President, CFO and Secretary    Title: Vice President
      ----------------------------------          -----------------------------


                                       1.